Exhibit 10.1


                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan




                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT




                           Effective: January 1, 2005

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

PURPOSE: To define the compensation plan for the Chairman, Chief Executive Officer and President.

SCOPE:  Perma-Fix Environmental Services, Inc.

POLICY:  The  Compensation  Plan is designed to retain,  motivate and reward the
incumbent  to  support  and  achieve  the  business,   operating  and  financial
objectives of Perma-Fix Environmental Services, Inc.

BASE SALARY: The Base Salary noted in Schedule A. is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company's financial results noted in Schedule A. Eligible quarterly performance incentive compensation is payable in the second pay period of the month following each calendar year quarter and annual performance incentive pay is payable in the second pay period of the month following the close of the company's financial books.

SEPARATION: Upon voluntary or involuntary separation from the Company the employee will be paid the base salary due to the last day of employment. If employment is separated prior to a regularly scheduled quarterly or annual incentive compensation payment period as noted above, no incentive compensation is due to the incumbent.

ACKNOWLEDGEMENT: No Base Salary or Performance Incentive Compensation of any type will be provided until the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan. While the plan is intended to represent all situations and circumstances some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.


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                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan
SCHEDULE A.

The compensation for the below named individual as follows:

Annualized Base Pay:                                                    $225,000
Performance Incentive Compensation Target (at 100% of Plan):            $112,500
Total Annual Target Compensation (at 100% of Plan):                     $337,500

The Performance Incentive Compensation is defined as a cash pay program funded from revenue and is payable only after the Company meets a minimum threshold of 85% of its budgeted EBITDA, including Performance Incentive Compensation accrual targets during the course of the year. When the Performance Incentive Compensation Plan is funded, the employee is eligible to receive quarterly and annual Incentive Compensation based on the achievement of Financial objectives noted below.

QUARTERLY INCENTIVE COMPENSATION:

Represents 40% of the Total Performance Incentive Compensation target. The total eligible Quarterly Incentive Compensation spread over four (4) quarters for performance at 100% of year-to-date plan is $45,000. Corporate financial and non-financial targets are cumulative from quarter to quarter with eligible incentive pay based on the table below.

                                                              Performance Target Thresholds
                                                                     (Actual versus Plan)
                                                -------------------------------------------------------------------
                                                  90%      101%     121%      131%      141%      151%
                                                   -        -        -         -         -         -        161%
                                                  100%     120%     130%      140%      150%      160%      Plus
                                                ------    ------   ------    ------   ------    ------      ------
   Targets (Cumulative)        Target Weight                   Per Quarter Incentive Pay Target
   --------------------        -------------    -------------------------------------------------------------------
          Revenue                   15%         $1,688    $2,025   $2,194    $2,363   $2,531    $2,700      $2,953
            EPS                     55%         $6,188    $7,425   $8,044    $8,663   $9,281    $9,900     $10,828
      Health & Safety               15%         $1,688    $2,025   $2,194    $2,363   $2,531    $2,700      $2,953
Permit & License Violations         15%         $1,688        $0       $0        $0       $0        $0          $0


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                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

o Revenue is defined as the percentage of the top-line budget achieved for existing segment services and where feasible, the identification and generation of new revenue from non-traditional revenue sources in the quarter.

o Health and Safety is defined as the percentage reduction of actual Reportable Worker's Compensation Accidents for the Corporation in the quarter versus the prior year's quarterly average of Reportable Worker's Compensation Accidents. (See attached Addendum)

o Permit and License Violations is defined as no major Permit or License Violations for the Corporation in the quarter.

ANNUAL INCENTIVE COMPENSATION:

Represents 60% of the Total Performance Incentive Compensation target. The corporate annual financial targets and year-end incentive compensation at 100% of plan is $67,500 and payable based on the table below.

                                                              Performance Target Thresholds
                                                                     (Actual versus Plan)
                                                -------------------------------------------------------------------
                                                  90%      101%     121%      131%      141%      151%
                                                   -        -        -         -         -         -        161%
                                                  100%     120%     130%      140%      150%      160%      Plus
                                                ------    ------   ------    ------   ------    ------      ------
   Targets (Cumulative)        Target Weight                   Per Quarter Incentive Pay Target
   --------------------        -------------    -------------------------------------------------------------------
           Revenue                   15%        $10,125    $12,150  $13,163   $14,175  $15,188   $16,200     $17,719
             EPS                     55%        $37,125    $44,550  $48,263   $51,975  $55,688   $59,400     $64,969
       Health & Safety               15%        $10,125    $12,150  $13,163   $14,175  $15,188   $16,200     $17,719
Permit or License Violations         15%        $10,125         $0       $0        $0       $0        $0          $0

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

                 CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT

o Revenue is the percentage of the top-line budget achieved for existing segment services and where feasible, the identification and generation of new revenue from non-traditional revenue sources in the year.

o Health and Safety is the percentage reduction of the total actual Reportable Worker's Compensation Accidents for the Corporation for the year compared to the prior year's total Reportable Worker's Compensation Accidents.

o Permit and License Violations is defined as no major Permit or License Violations for the Corporation in the year.


ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Chairman, Chief Executive Officer and President 2005 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

----------------------               ----------------------
/S/ Dr. Louis Centofanti             Date

----------------------               -----------------------
/S/ Board of Directors               Date

FORWARD SIGNED FORM TO:              Perma-Fix Environmental Services, Inc.
                                     c/o Board of Directors
                                     1940 N.W. 67th Place, Suite A
                                     Gainesville, FL  32653